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                                                                    EXHIBIT 5.01




                               November 14, 2000


Interwoven, Inc.
1195 W. Fremont Avenue #2000
Sunnyvale, California 94087

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Interwoven, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about November 13, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 566,705 shares of the Company's Common Stock (the "Stock"), subject to issuance by the Company upon the exercise of stock options granted by Ajuba Solutions, Inc. under its 1998 Stock Option Plan, as amended, that were assumed by the Company as of October 31, 2000 and options granted by Metacode Technologies, Inc. under its 1995 Stock Option Plan, that were assumed by the Company as of November 1, 2000.


     In rendering this opinion, we have examined the following:

     (1) the Company's Third Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on October 14, 1999;

     (2) the Company's bylaws, certified by the Company's Secretary on September 20, 1999;

     (3) the Company's registration statement on Form 8-A filed with the Commission on September 20, 1999, together with the order of effectiveness issued by the Commission therefor on October 7, 1999;

     (4) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

     (5) the prospectuses prepared in connection with and included in the Registration Statement;

     (6) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books that are in our possession, including but not limited to the resolutions approved by the Company's Board of Directors at a meeting

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November 14, 2000
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          held on October 12, 2000, which approve the merger with Ajuba
          Solutions, Inc., the merger with Metacode Technologies, Inc., the sale and issuance of the Stock, and the filing of the Registration Statement;

     (7) the stock records that the Company has provided to us (consisting of a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a summary report of currently outstanding options and warrants to purchase the Company's capital stock, and shares reserved for issuance upon exercise of options and warrants to be granted in the future, that was prepared by the Company and dated of even date hereof);

     (8) the Agreement and Plan of Merger (the "Ajuba Merger Agreement") dated October 19, 2000 among the Company, AJ Acquisition Corp. and Ajuba Solutions, Inc., pursuant to which Ajuba Solutions, Inc. was merged with and into AJ Acquisition Corp. in a statutory merger, with Ajuba Solutions, Inc. continuing as the surviving corporation in the merger;

     (9) the Certificate of Merger filed with the Delaware Secretary of State on October 31, 2000;

     (10) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations;

     (11) the Agreement and Plan of Merger (the "Metacode Merger Agreement") dated October 20, 2000 among the Company, Melon Acquisition Corp. and Metacode Technologies, Inc., pursuant to which Metacode Technologies, Inc. was merged with and into Melon Acquisition Corp. in a statutory merger, with Metacode Technologies, Inc. continuing as the surviving corporation in the merger;

     (12) the Certificate of Merger filed with the Delaware Secretary of State on November 1, 2000; and

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and


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November 14, 2000
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delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any
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facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     Based upon the foregoing, it is our opinion that the 566,705 shares of Stock that may be issued and sold by the Company upon the exercise of stock options assumed by the Company in connection with the Ajuba Merger Agreement and the Metacode Merger Agreement, when issued, sold and delivered in accordance with the plans under which they were granted and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                              Very truly yours,

                              /s/   Fenwick & West LLP
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